UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2004

Commission File Number 1-31300

EXPRESSJET HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0517977 (I.R.S. Employer Identification No.)

1600 Smith Street, Dept. HQSCE Houston, Texas (Address of principal executive offices)	77002 (Zip Code)

713-324-2639
(Registrant's telephone number, including area code)

Item	5.	Other Events

On July 15, 2004, we issued a press release announcing the election to our Board of Directors of George R. Bravante, Jr. and Richard Reitz to fill vacancies on the Board occasioned by the resignations from the Board of Gordon M. Bethune and Lawrence W. Kellner. The press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.  The directors were elected by Continental Airlines, Inc., pursuant to its special voting preferred stock, which currently permits Continental to designate three members of our Board.  C.D. McLean will continue to serve as Continental’s other designee to our Board.

Mr. Bravante, 45, is the founder and General Partner of Bravante–Curci Investors, LP, a merchant bank focusing on real estate investments in California.  He has held this position since 1996.  From 1994-1996, Mr. Bravante was President and Chief Operating Officer of Colony Advisors, Inc., a real estate asset management company, and President and Chief Operating Officer of American Real Estate Group, Inc., where he was primarily responsible for the strategic management, restructuring and disposition of assets.

Mr. Reitz is a co-founder and partner of InsideOut-Culture to Customer, a consulting company, which began in April 2003.  From 1995 to 1997, he was Vice President of Global Airline Sales at Electronic Data Systems.  After retiring from EDS, he was involved with personal aviation and the provision of charity flights, which activities continue.  Mr. Reitz served for eight years as a pilot for the United States Navy and was also a pilot with Braniff Airlines.  He is 57 years old.

Item	7.	Financial Statements and Exhibits
		99.1 Press Release

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, ExpressJet Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC. (Registrant)
Date: July 15, 2004	/s/ Scott R. Peterson
Scott R. Peterson Vice President and General Counsel

EXHIBIT INDEX

99.1	Press Release